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                                             EXECUTION COPY

AMENDMENT NO. 1

                                        July 11, 1996
To the Lenders listed on the
  signature pages below

Ladies and Gentlemen:

     We refer to the Credit Agreement, dated as of July 18, 1995
(the "Credit Agreement"), among the undersigned, you and Citibank, N.A.., as Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement are used herein as therein defined.

     We hereby request that the Lenders agree to amend the definition of "Termination Date" set forth in Section 1.01 of the Credit Agreement to read in its entirety as follows:

               "Termination Date" means the earlier to occur of
          (I) July 3, 1997 and (ii) the date of termination or reduction in whole of the Commitments pursuant to
          Section 2.04 or Section 6.01.

     If you consent to the foregoing amendment, please evidence such consent by executing and returning five counterparts of this Amendment No. 1 (this "Amendment") to the Agent, in care of King & Spalding, 120 West 45th Street, 32nd Floor, New York, New York 10036, Attention: Judy Shatzoff. This Amendment shall become effective when, and only when, the Agent shall have received the following:

          (I) counterparts of this Amendment executed by the Borrower and all the Lenders;

          (ii) a consent, duly executed by the Guarantor, in the form of Exhibit A hereto (the "Consent");

         (iii) a certificate of a duly authorized officer of the Borrower (the statements contained in which shall be true) as to the accuracy, both before and after giving effect to this Amendment, of the representations and warranties set forth in
               Section 4.01 of the Credit Agreement and Section 5 of the Guaranty and as to the absence, both before and after giving effect to this Amendment, of any Event of Default or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default;
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          (iv) certified copies of the resolutions of the Board
               of Directors or the Borrower authorizing, and of all Governmental Approvals required in connection with, the execution, delivery and performance by the Borrower of this Amendment and of the Credit Agreement, as amended hereby (the "Amended Credit Agreement");

          (v) certified copies of the resolutions of the Board of Directors of the Guarantor authorizing, and of all Governmental Approvals required in connection with, the execution, delivery and performance by the Guarantor of the Consent and the performance of the Guaranty, after giving effect to this Amendment;

          (vi) a legal opinion of Robert A. Nuernberg, the senior legal advisor of the Borrower and the Guarantor, substantially in the form of Exhibit B hereto; and

         (vii) a legal opinion of King & Spalding, special New
               York counsel to the Agent, substantially in the form of Exhibit C hereto.


     Upon the effectiveness of this Amendment, on and after the date hereof, (I) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement, and
(ii) each reference in the Credit Agreement and the Notes to the "Loan Documents" shall mean and include a reference to the Amended Credit Agreement.

     Except as specifically amended above, the Credit Agreement and the Notes are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or the Notes, nor constitute a waiver of any provision of the Credit Agreement or the Notes.

     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     This Amendment may be executed in any number of
counterparts and by any combination of parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

                                        Very truly yours,

                                        HYPRO CORPORATION
                                        as successor to HC 1995
                                        ACQUISITION, INC.


                                        By
                                             Name:
                                             Title:

Agreed as of the date
first above written:

CITIBANK, N.A., as Agent and Lender


By
     Name:
     Title:

FIRSTAR BANK MILWAUKEE, N.A.


By
     Name:
     Title:


HARRIS TRUST AND SAVINGS BANK


By
     Name:
     Title:


M&I MARSHALL & ILSLEY BANK


By
     Name:
     Title:


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CONSENT

                                             July 11, 1996




     The undersigned, WICOR, INC., a Wisconsin corporation, as Guarantor under the Guaranty, dated as of July 18, 1995 (the "Guaranty"), in favor of the Lenders parties to the Credit Agreement referred to in Amendment No. 1, dated July 11, 1996 (the "Amendment"), among Hypro Corporation, as successor to HC 1995 Acquisition, Inc., the Lenders and Citibank, N.A. as Agent for the Lenders, hereby consents to the Amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Amendment, each reference in the Credit Agreement, the Guaranty and the Notes to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and include a reference to the Credit Agreement, as amended by the Amendment.



                              WICOR, INC.



                    By:        Joseph P. Wenzler
                           ---------------------------
                    Title: Vice President, Treasurer &
                           Chief Financial Office